SMITH BARNEY INCOME FUNDS

Amendment No. 11 to

First Amended and Restated Master Trust Agreement

The undersigned, constituting a majority of the Trustees of Smith Barney Income Funds (the “Trust”), a Massachusetts business trust, acting pursuant to the Trust’s First Amended and Restated Master Trust Agreement, as currently in effect (together with any amendments thereto and designations thereunder, the “Trust Document”), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1.	The name of the Trust is hereby changed from “Smith Barney Income Funds” to “Legg Mason Partners Income Funds,” and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

2.	The name of each Sub-Trust of the Trust listed below is hereby changed as set forth below, and all references to such Sub-Trusts in the Trust Document are hereby amended accordingly:

Current Sub-Trust Name and Class Name, if applicable	New Sub-Trust Name and Class Name, if applicable
SB Capital and Income Fund	Legg Mason Partners Capital and Income Fund

SB Convertible Fund	Legg Mason Partners Convertible Fund

Smith Barney Diversified Strategic Income Fund	Legg Mason Partners Diversified Strategic Income Fund

Smith Barney Dividend and Income Fund	Legg Mason Partners Dividend and Income Fund

Smith Barney Exchange Reserve Fund	Legg Mason Partners Exchange Reserve Fund

Smith Barney High Income Fund	Legg Mason Partners High Income Fund

Smith Barney Municipal High Income Fund	Legg Mason Partners Municipal High Income Fund

Smith Barney Total Return Bond Fund	Legg Mason Partners Total Return Bond Fund

This Amendment shall become effective on April 7, 2006 at 9:00 a.m. EDT.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the 31st day of March 2006.

/s/ Leopold Abraham II	/s/ Jane F. Dasher
Leopold Abraham II, as Trustee and not individually	Jane F. Dasher, as Trustee and not individually

/s/ Donald R. Foley	/s/ R. Jay Gerken
Donald R. Foley, as Trustee and not individually	R. Jay Gerken, as Trustee and not individually

/s/ Richard E. Hanson, Jr.	/s/ Paul Hardin
Richard E. Hanson, Jr., as Trustee and not individually	Paul Hardin, as Trustee and not individually

/s/ Roderick C. Rasmussen	/s/ John P. Toolan
Roderick C. Rasmussen, as Trustee and not individually	John P. Toolan, as Trustee and not individually